Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement is dated as of July 2, 2007 (this “Amendment”), by and among CARROLS CORPORATION, a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto (each an “Obligor”, and together with the Borrower, the “Obligors”), the lenders party hereto (the “Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (the “Agent”) for the Lenders.

STATEMENT OF PURPOSE:

The Lenders agreed to extend certain credit facilities to the Borrower pursuant to a Loan Agreement dated as of March 9, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Lenders and the Agent.

The Borrower has requested that the Agent and the Lenders agree to amend certain provisions of the Loan Agreement as more specifically set forth herein.

The Agent and each of the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the statement of purpose hereto) shall have the meanings assigned thereto in the Loan Agreement.

2. Amendments. The Loan Agreement is hereby amended as follows:

(a) Amendment to Section 2.2 of the Loan Agreement (“Letters of Credit”). Section 2.2(b)(v) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(v) Borrower will pay to Agent at the Principal Office for the account of each Revolving Loan Lender a letter of credit participation fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) an amount equal to the Margin Percentage applicable from time to time with respect to LIBOR Borrowings multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof. For any Existing Letter of Credit, such fee shall be due and payable in advance on the date of the issuance thereof, which date shall be deemed to be the Effective Date. For all other Letters of Credit

(including, without limitation, any Letters of Credit issued to replace an Existing Letter of Credit), such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Loan Termination Date and thereafter on demand of the Agent. Agent will pay to each Revolving Loan Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender’s Revolving Loan Commitment Percentage times the amount of such fees.”

(b) Amendment to 11.6 of the Loan Agreement (“Successors and Assigns; Participations”). Section 11.6(b) of the Loan Agreement is hereby amended by adding the following new subsection in correct numerical order:

“(7) Pro Rata Refund of Participation Fees. Each assigning Lender shall refund to the Agent, for the account of the applicable assignee, that portion of the participation fees that the assigning Lender received in connection with any Existing Letter of Credit pursuant to Section 2.2(b)(v) or this Section 11.6(b) that is applicable to the period from the effective date of the applicable assignment until the date of termination, expiration or renewal of such Existing Letter of Credit.”

3. Conditions to Effectiveness. Upon the satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date hereof:

(a) the Agent shall have received counterparts of this Amendment executed by the Agent (on behalf of the Lenders executing a Lender Authorization), the Borrower and the other Obligors;

(b) the Agent shall have received executed Lender Authorizations from the requisite Lenders;

(c) the Agent shall have been reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Amendment (including, without limitation, the reasonable fees and disbursements of counsel for the Agent); and

(d) the Agent shall have received such other instruments, documents and certificates as the Agent shall reasonably request in connection with the execution of this Amendment.

4. Effect of the Amendment. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Agent or any other Lender, on the other hand. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

5. Representations and Warranties/No Default. By its execution hereof, the Borrower hereby certifies, represents and warrants to the Agent and the Lenders that:

(a) after giving effect to the amendments set forth in Section 2 above, each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct in all material respects (except that to the extent that any such representation and warranty is qualified by materiality or material adverse effect, continued accuracy of such representation and warranty shall be in all respects) as of the date hereof as if fully set forth herein and no Default or Event of Default has occurred and is continuing as of the date hereof.

(b) the Borrower and each of the other Obligors has the necessary power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each of the other Obligors, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of the other Obligors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors’ rights generally and by general equitable principles.

6. Reaffirmations. The Borrower and each of the other Obligors (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of the Borrower and such Obligor under, or release the Borrower or such Obligor from any obligations under, the Guaranties and that certain pledge agreement made by Carrols Restaurant Group, Inc. and the Subsidiaries of Carrols Restaurant Group, Inc. who are or may become party thereto as pledgors (the “Pledge Agreement”), (b) confirms and reaffirms its obligations under the Guaranties and the Pledge Agreement and (c) agrees that the Guaranties and the Pledge Agreement remain in full force and effect and are hereby ratified and confirmed. In furtherance of the reaffirmations set forth in this Section 6, the Borrower and the other Obligors hereby grant to the Agent, for the ratable benefit of itself and the Lenders, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Guaranties and the Pledge Agreement.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

8. Counterparts; Integration; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Acknowledgement. By its execution of a Lender Authorization, each Revolving Loan Lender acknowledges and agrees that it shall rebate to the Agent, for the account of the Borrower, the full amount of any participation fees it received pursuant to Section 2.2(b)(v) of the Loan Agreement in connection with any Letter of Credit (other than any Existing Letter of Credit) issued prior to the date hereof less any outstanding participation fees due to such Revolving Loan Lender pursuant to Section 2.2(b)(v) of the Loan Agreement in connection with such Revolving Loan Lender’s participation in each Existing Letter of Credit.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER: CARROLS CORPORATION, a Delaware corporation

By:	/S/ JOSEPH ZIRKMAN
Name:	Joseph Zirkman
Title:	Vice-President

OBLIGORS:

CARROLS RESTAURANT GROUP, INC., a Delaware corporation, CARROLS REALTY HOLDINGS CORP., a Delaware corporation, and CARROLS REALTY I CORP., a Delaware corporation, POLLO FRANCHISE, INC., a Florida corporation, and POLLO OPERATIONS, INC., a Florida corporation, TACO CABANA, INC., a Delaware corporation, TC LEASE HOLDINGS III, V AND VI, INC., a Texas corporation, T.C. MANAGEMENT, INC., a Delaware corporation, and TP ACQUISITION CORP., a Texas corporation

By:	/S/ JOSEPH ZIRKMAN
Name:	Joseph Zirkman
Title:	Vice-President

GET REAL, INC., a Delaware corporation

By:	/S/ VIVIAN LOPEZ-BLANCO
Name:	Vivian Lopez-Blanco
Title:	President

[Signature Pages Continue]

TPAQ HOLDING CORPORATION, a Delaware corporation

By:	/S/ VIVIAN LOPEZ-BLANCO
Name:	Vivian Lopez-Blanco
Title:	President

TEXAS TACO CABANA, L.P. , a Texas limited partnership

By:	T.C. Management, Inc., a Delaware corporation, General Partner

By:	/S/ JOSEPH ZIRKMAN
Name:	Joseph Zirkman
Title:	Vice-President

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (on behalf of itself and the Lenders who have executed a Lender Authorization), Lender, Swing Loan Lender and Issuer

By:	/S/ DENIS WALTRICH
Name:	Denis Waltrich
Title:	Vice President

Exhibit A

Form of Lender Authorization

LENDER AUTHORIZATION

Carrols Corporation

First Amendment to Loan Agreement

                                , 2007

Wachovia Bank, National Association

Charlotte Plaza, CP-8

201 South College Street

Charlotte, North Carolina 28288-0680

Attention: Syndication Agency Services

Re:	First Amendment dated as of July 2, 2007 (the “Amendment”) to Loan Agreement dated as of March 9, 2007 (as amended, the “Loan Agreement”) among Carrols Corporation (the “Borrower”), the lenders party thereto (the “Lenders”), and Wachovia Bank, National Association, as administrative agent (the “Agent”).

This Lender Authorization acknowledges our receipt and review of the execution copy of the Amendment in the form posted on SyndTrak Online. By executing this Lender Authorization, we hereby approve the Amendment and authorize the Agent to execute and deliver the Amendment on our behalf.

Each financial institution executing this Lender Authorization agrees or reaffirms that it shall be a party to the Amendment and the other Loan Documents (as defined in the Loan Agreement) to which Lenders are parties and shall have the rights and obligations of a Lender (as defined in the Loan Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender”, under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization agrees to execute any additional documents reasonably requested by the Agent to evidence such financial institution’s rights and obligations under the Loan Agreement.

[Insert name of applicable financial institution]

By:

Name:

Title: